SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 3, 2000

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-4079804

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 East Randolph Drive, Chicago, Illinois	60601

(Address of principal executive offices)	(Zip Code)

(312) 861-6000

Registrant’s telephone number,
including area code

Item 5. Other Events

On October 3, 2000, FMC Corporation ("FMC") redeemed all of the guaranteed preferred stock it received from Tyco International Ltd. ("Tyco") for cash proceeds of $128.7 million including dividends amounting to $1.2 million.

FMC received the guaranteed preferred stock as part of the consideration for its sale of the Crosby Valve business to Tyco in July 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By /s/ Stephen F. Gates

Stephen F. Gates
Senior Vice President, General
Counsel and Secretary

Date: October 5, 2000